                                                                    EXHIBIT 12.1


RATIO OF EARNINGS TO FIXED CHARGES

Tropical Sportswear Int'l Corporation


                                                                    Fiscal Year
                                      ------------------------------------------------------------------
                                        1993           1994            1995           1996          1997
                                      ------------------------------------------------------------------

Fixed charges:
Interest expensed                      1,644          2,115           3,160          2,498         2,899
Capitalized interest                                                                    71            72
Portion of rent expense
  representative of interest             242            373             327            286           155
                                       -----------------------------------------------------------------

Total fixed charges                    1,886          2,488           3,487          2,855         3,126
                                       =================================================================

Earnings:
Income before income taxes             2,314          8,591           2,985          7,916        13,176

Fixed charges excluding
  capitalized interest                 1,886          2,488           3,487          2,784         3,054
                                       -----------------------------------------------------------------

Total earnings                         4,200         11,079           6,472         10,700        16,230
                                       =================================================================

Ratio of earnings to
  fixed charges                          2.2x           4.5x            1.9x           3.7x          5.2x
                                       =================================================================

Insufficiency of earnings
  to cover fixed charges                   -              -               -              -             -
                                       =================================================================







                                                                                              Pro forma
                                      Pro forma        Thirty-nine           Forty              forty
                                     Year Ended        weeks ended        weeks ended        weeks ended
                                    September 27,        June 28,            July 4,             July 4,
                                       1997               1997               1998                1998
                                     ----------------------------------------------------------------------

Fixed charges:
Interest expensed                      19,502               2,233              2,674             14,511
Capitalized interest                       72                  72                 41                 41
Portion of rent expense
  representative of interest            2,955                  91                108              2,507
                                      -------             -------            -------            -------

Total fixed charges                    22,529               2,396              2,823             17,059
                                      =======             =======            =======            =======

Earnings:
Income before income taxes             (4,347)              9,685             12,179             (6,318)

Fixed charges excluding
  capitalized interest                 22,457               2,324              2,782             17,018
                                      -------             -------            -------            -------

Total earnings                         18,110              12,009             14,961             10,700
                                      =======             =======            =======            =======

Ratio of earnings to
  fixed charges                             -                 5.0x               5.3x                 -
                                      =======             =======            =======            =======

Insufficiency of earnings
  to cover fixed charges                4,419                   -                  -              6,359
                                      =======             =======            =======            =======


RATIO OF EARNINGS TO FIXED CHARGES

Farah Incorporated

                                                                                              Twenty-six   Twenty-six
                                                        Fiscal Year                           weeks ended  weeks ended
                                   -------------------------------------------------------       May 4,       May 3,
                                    1993        1994        1995         1996        1997         1997         1998
                                   -----------------------------------------------------------------------------------
Fixed charges:
Interest expensed                  2,175       2,479       4,627        4,065       4,108        1,232        2,451
Capitalized interest                  --          --          --           --          --           --           --
Portion of rent expense
  representative of interest       2,287       2,541       2,886        2,733       2,800        1,392        1,569
                                   -----      ------     -------       ------      ------       ------       ------

Total fixed charges                4,462       5,020       7,513        6,798       6,908        2,624        4,020
                                   =====      ======      ======       ======      ======       ======       ======

Earnings:
Income before income taxes           436      11,105     (15,276)       9,737      (3,628)      (1,256)      (4,405)

Fixed charges excluding
  capitalized interest             4,462       5,020       7,513        6,798       6,908        2,624        4,020
                                   -----      ------      ------       ------      ------       ------       ------

Total earnings                     4,898      16,125      (7,763)      16,535       3,280        1,368         (385)
                                   =====      ======      ======       ======      ======       ======       ======

Ratio of earnings to
  fixed charges                      1.1x        3.2x         --          2.4x         --           --           --
                                   =====      ======      ======       ======      ======       ======       ======

Insufficiency of earnings
  to cover fixed charges              --          --      15,276           --       3,628        1,256        4,405
                                   =====      ======      ======       ======      ======       ======       ======